UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2013
Date of Report

January 29, 2013
(Date of earliest event reported)

ENERGY EDGE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	8711	52-2439239
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807
(Address of principal executive offices, including zip code)

(888) 729-5722 x100
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers

Effective January 29, 2013, John Walker resigned as president of our company.  The resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

Following Mr. Walker’s resignation, we appointed James Boyd as the President and Chief Executive Officer of our company, effective January 29, 2013.

James Boyd

Mr. Boyd is the former President and Chief Executive Officer of Back Yard Burgers, Inc., based out of Nashville, Tennessee.  Prior to Back Yard Burgers, Mr. Boyd served in numerous capacities including President of Quizno’s Canada; Quizno’s Vice President of Area Director Development, United States; Senior Vice President for Kmart Restaurant Operations in the United States, Puerto Rico and Guam; Popeye’s franchisee and Chief Operating Officer of Popeye’s Corporate.  Mr. Boyd has also worked with Goldman Sachs UIG/Merchant Banking Group as part of an exclusive alliance to identify, perform due diligence and assist in negotiating terms for the purchase of food service companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2013

ENERGY EDGE TECHNOLOGIES CORPORATION
By:	/s/ John Walker
Name:	John Walker
Title:	Chief Financial Officer